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                                                                   EXHIBIT 23.2

        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 1999, except as to the reverse stock split described in Note 10 which is as of May 5, 2000 relating to the financial statements, which appears in the 2000 Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated March 19, 1999, except as to the reverse stock split described in Note 10 which is as of May 5, 2000 relating to the financial statement schedules, which appears in such Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          --------------------------------------
                                          PricewaterhouseCoopers LLP

San Jose, California
November 30, 2001